UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

F&M BANK CORP
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111 Timberville, Virginia	22853
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 896-8941

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2021, the Board of Directors of F & M Bank Corp. (the “Company”) appointed Hannah W. Hutman, Daphyne S. Thomas and John A. Willingham as directors of the Company and its wholly-owned banking subsidiary, Farmer & Merchants Bank, effective immediately.

Ms. Hutman has been named to the Operational Risk Committee and the Corporate Governance Committee of the Board of Directors. Ms. Thomas has been named to the Audit Committee and the Operational Risk Committee of the Board of Directors. Mr. Willingham has been named to the ALCO Committee and the Audit Committee of the Board of Directors.

Ms. Hutman, Ms. Thomas and Mr. Willingham will be entitled to the same compensation as other non-employee directors, including board meeting and committee fees for each meeting attended, cash retainers and stock awards, as described in the Company’s Proxy Statement filed in connection with the 2021 Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

By:	/s/ Carrie A. Comer
Carrie A. Comer
Executive Vice President and Chief Financial Officer

Date: July 28, 2021

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